As filed with the Securities and Exchange Commission on February 18, 2020

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHINA XD PLASTICS COMPANY LIMITED

(Exact name of Registrant as specified in its charter)

Nevada	04-3836208
(State of Incorporation)	(I.R.S. Employer Identification No.)

No. 9 Dalian North Road
Haping Road Centralized Industrial Park
Harbin Development Zone
Heilongjiang, P.R. China
(Address, including zip code, of Registrant's principal executive offices)

2020 STOCK OPTION/STOCK ISSUANCE PLAN
(Full title of the plans)

Renee Kent
ISL, Inc.
3500 S DuPont Hwy
Dover, DE 19901
(800) 346-4646
(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Snell & Wilmer L.L.P. Hughes Center 3883 Howard Hughes Parkway, Suite 1100 Las Vegas, NV 89169-5958 702-784-5200	Taylor Zhang Chief Financial Officer China XD Plastics Company Limited 13620 38th Avenue, Suite 3A-1, Room 105 Flushing, New York, New York 11354 212-747-1118

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, $0.0001 par value to be issued under Registrant's 2020 Stock Option/Stock Issuance Plan	13,000,000 shares	$1.57	$20,410,000	$2,649.22
(1)	Amount of securities to be registered are computed in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as the maximum number of the Registrant's Common Stock issuable under the 2020 Stock Option/Stock Issuance Plan. This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.
(2)	The Proposed Maximum Offering Price Per Share and Proposed Maximum Aggregate Offering Price are estimated in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee based on the average of the high and low prices per share of the Common Stock as reported on the NASDAQ Global Market on February 14, 2020.
(3)	The amount of the Registration fee was calculated pursuant to Section 6(b) of the Securities Act of 1933 which provides that the fee shall be $129.80 per $1,000,000 of the proposed maximum aggregate offering price of the securities proposed to be registered.

CHINA XD PLASTICS COMPANY LIMITED
REGISTRATION STATEMENT ON FORM S-8

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission (the “SEC”), this registration statement omits the information specified in Part I of From S-8. The documents containing the information specified in Part I of this registration statement will be sent or given to eligible employees as specified in Rule 428(b) promulgated under the Securities Act of 1933, as amended. Such documents are not being filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplement pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

There are hereby incorporated by reference into this Registration Statement and into the Prospectuses relating to this Registration Statement pursuant to Rule 428 the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on April 15, 2019;

(b)	All other reports filed by the Registrant with the SEC pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by Registrant’s Annual Report referred to in (a) above; and

(c)	The description of the Company’s common stock, $0.0001 per value (the "Common Stock"), set forth under the caption "Description of Capital Stock" in the Company’s Registration Statement on Form 8-A filed on November 13, 2009.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Notwithstanding the foregoing, the Registrant is not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The only statutes, charter provisions, bylaws, contracts or other arrangements under which any controlling person, director or officer of the Company is or may be insured or indemnified against any liability which he or she may incur in that capacity, are as follows:

A. Sections 78.037, 78.7502, 78.751, and 78.752 of the Nevada Revised Statutes permit a corporation to indemnify officers, directors, employees and agents of a Nevada corporation, and provide that Nevada corporations may purchase insurance on behalf of directors, officers, employees and agents. They generally provide that:

(a) a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if he or she is not liable for a breach of his or her fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of law or if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

(b) a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if he or she is not liable for a breach of his or her fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of law or if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

(c) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense.

B. Article IV of the Company's Second Amendment to Articles of Incorporation provides that to the fullest extent allowed by law, the Company shall indemnify and hold harmless the directors and executive officers of the Company from and against any and all expenses, liabilities, or other matters permitted thereunder.

C. Article X of the Company's Second Amended and Restated Bylaws permit indemnification of the Company's officers, directors or controlling persons in a manner similar to the Nevada statutes described above.

D. The Company has been advised that in the opinion of the SEC, insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the Company’s payment of expenses incurred or paid by its director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

E. At present, there is no pending litigation or proceeding involving any of the Company’s directors, officers or employees in which indemnification is sought, nor is the Company aware of any threatened litigation that my result in claims for indemnification.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit
Number       Document

4.1                  Registrant’s 2020 Stock Option/ Stock Issuance Plan

5.1                  Opinion of Snell & Wilmer L.L.P., as to legality of securities being registered

23.1                Consent of  KPMG Huazhen LLP, Independent Registered Public Accounting Firm

23.3                Consent of Counsel (contained in Exhibit 5.1)

24.1                Power of Attorney (included on the signature page)

Item 9. Undertakings

The undersigned registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference into this Registration Statement, or is contained in a form of prospectus field pursuant to Rule 424(b) that is a part of this Registration Statement.

2.  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3.  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, China XD Plastics Company Limited, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on February 18, 2020.

China XD Plastics Company Limited

/s/ Jie Han
Jie Han Chief Executive Officer (Principal Executive Officer)

/s/ Taylor Zhang
Taylor Zhang Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jie Han, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jie Han	Chief Executive Officer and Chairman of the Board	February 18, 2020
Jie Han	(Principal Executive Officer and Director)

/s/ Taylor Zhang	Chief Financial Officer and Director (Principal	February 18, 2020
Taylor Zhang	Financial Officer and Principal Accounting Officer)

/s/ Huiyi Chen	Director	February 18, 2020
Huiyi Chen

/s/ Linyuan Zhai	Director	February 18, 2020
Linyuan Zhai

/s/ Guanbao Huang	Director	February 18, 2020
Guanbao Huang

INDEX TO EXHIBITS

Exhibit Number Document

4.1 Registrant’s 2020 Stock Option/ Stock Issuance Plan

5.1 Opinion of Snell & Wilmer L.L.P., as to legality of securities being registered

23.1 Consent of KPMG Huazhen LLP, Independent Registered Public Accounting Firm

23.3 Consent of Counsel (contained in Exhibit 5.1)

24.1 Power of Attorney (included on the signature page)